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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330 Investors
Les Morris	317.263.7711 Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES THIRD QUARTER RESULTS
AND QUARTERLY DIVIDENDS

        Indianapolis, Indiana—November 3, 2008...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter ended September 30, 2008:

  •
  Funds from operations ("FFO") for the quarter increased 10.8% to $463.9 million from $418.7 million in the third quarter of 2007. On a diluted per share basis the increase was 10.3% to $1.61 from $1.46 in 2007.

  •
  FFO for the nine months increased 10.8% to $1.312 billion from $1.184 billion in 2007. On a diluted per share basis the increase was 10.1% to $4.56 from $4.14 in 2007.

  •
  Excluding the impact of net gains of $82.2 million recognized in the third quarter of 2007 on the sales of assets in the U.S. and Poland, diluted net income available to common stockholders ("diluted net income") per share for the quarter increased 11.1% to $0.50 from $0.45 in 2007. Including the 2007 gains, diluted net income decreased 31.6% to $112.8 million from $164.9 million in the third quarter of 2007. On a diluted per share basis the decrease was 32.4% to $0.50 from $0.74 in 2007.

  •
  For the nine months, excluding the 2007 net gains from sales of U.S. and Polish assets, diluted net income per share increased 6.0% to $1.23 from $1.16 in 2007. Including the 2007 gains, diluted net income decreased 14.2% to $277.3 million from $323.2 million in 2007. On a diluted per share basis the decrease was 15.2% to $1.23 from $1.45 in 2007.

U.S. Portfolio Statistics(1)

	As of September 30, 2008	As of September 30, 2007	Change
Occupancy
Regional Malls(2)	92.5%	92.7%	20 basis point decrease
Premium Outlet Centers®(3)	98.8%	99.6%	80 basis point decrease
Comparable Sales per Sq. Ft.
Regional Malls(4)	$493	$491	0.4% increase
Premium Outlet Centers(3)	$520	$499	4.2% increase
Average Rent per Sq. Ft.
Regional Malls(2)	$39.26	$36.92	6.3% increase
Premium Outlet Centers(3)	$27.12	$25.45	6.6% increase

Page two

(1)
Statistics do not include the community/lifestyle center properties or the Mills portfolio of assets.

(2)
For mall stores.

(3)
For all owned gross leasable area (GLA).

(4)
For mall stores with less than 10,000 square feet.

Dividends

        Today the Company announced a quarterly common stock dividend of $0.90 per share. This dividend will be paid on November 28, 2008 to stockholders of record on November 14, 2008.

        The Company also declared dividends on its two outstanding public issues of preferred stock:

  •
  6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on November 28, 2008 to stockholders of record on November 14, 2008.

  •
  8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on December 31, 2008 to stockholders of record on December 17, 2008.

Capital Markets

        Between July 10th and October 1st, the Company completed six asset financings, generating $1.22 billion of proceeds (Simon's share of proceeds was $722 million). The financings were completed at a weighted average interest rate of 5.72% with a weighted average term of six years.

        As of September 30, 2008, the Company had over $950 million of cash on hand, including its share of joint ventures, and over $2.5 billion of available capacity on the corporate credit facility.

U.S. New Development and Redevelopment Activity

        The Company continues construction on the following development projects:

  •
  Jersey Shore Premium Outlets, a 435,000 square foot upscale manufacturers' outlet center in Tinton Falls, New Jersey. The center is 100% owned by Simon, is 90% leased, and is scheduled to open on November 13, 2008.

  •
  Cincinnati Premium Outlets, a 400,000 square foot upscale manufacturers' outlet center serving the greater Cincinnati market. The center is 100% owned by Simon and is scheduled to open in August of 2009.

  •
  A 600,000 square foot Phase II expansion of The Domain in Austin, Texas. The expansion will include Dillard's, a Village Road Show theater, Dick's Sporting Goods, 136,000 square feet of small shops and restaurants, 78,000 square feet of office space. Restaurant offerings at Domain II will include Maggiano's and BJ's Restaurant and Brewhouse. The Company owns 100% of this project, slated for an opening in November of 2009.

    A Westin hotel is under construction at The Domain. This 340 room hotel is scheduled to open in March of 2010. The Company owns a 50% interest in the project.

    Simon is also a partner in a 50/50 joint venture at The Domain for the development of residential units in conjunction with Phase I and II. The 390 units developed in Phase I were sold in July of 2008, resulting in a net gain to Simon of $9.4 million. The 411 units in Phase II are currently under construction and projected to open in November of 2009.

Page three

        The Company recently completed significant redevelopments at Tacoma Mall in Tacoma, Washington; Ross Park Mall in Pittsburgh; and University Park Mall in Mishawaka, Indiana. In late September and October, Nordstrom opened new stores at Tacoma Mall and Ross Park Mall as well as at The Fashion Mall at Keystone in Indianapolis.

        Construction continues on various redevelopment projects including:

  •
  Orlando Premium Outlets in Orlando, Florida—114,000 square foot expansion (100% leased) and the addition of a four-level parking garage opening November 6, 2008.

  •
  Northshore Mall in Peabody (Boston), Massachusetts—Addition of Nordstrom (opening April of 2009), small shops and P.F. Chang's (opening November of 2008).

  •
  The Promenade at Camarillo Premium Outlets—220,000 square foot expansion of upscale outlet center anchored by Saks Fifth Avenue Off 5th opening in April of 2009.

  •
  South Shore Plaza—Addition of Nordstrom (opening 2010) and small shops (opening November of 2009).

International Activity

        On October 16th, the Company opened Sendai-Izumi Premium Outlets, the seventh Premium Outlet Center in Japan. The center serves the Sendai market of northern Honshu Island. The 172,000 square-foot first phase of the project opened 100% leased to 80 tenants including Beams, Brooks Brothers, Bose, Coach, Hush Puppies, Jill Stuart, Kipling, Laundry, Levi's, Miss Sixty, OshKosh B'Gosh, Pleats Please Issey Miyake, St. John, T-Fal, Tasaki, United Arrows, as well as the first outlet stores in Japan for PLS+T and Ray Ban. Simon owns 40% of this property.

        On October 7th, the Company announced the start of construction for Ami Premium Outlets, an upscale manufacturers' outlet center located in Ibaraki Prefecture, approximately 34 miles northeast of central Tokyo. Phase I, comprising 225,000 square feet, is scheduled to open in the summer of 2009 with approximately 100 tenants, including global brands, domestic brands and restaurants. The center is expandable to approximately 360,000 square feet. Simon owns 40% of this project.

        Other new international development projects under construction include:

  •
  Argine (Naples, Italy)—a 300,000 square foot shopping center scheduled to open in 2009. Simon owns a 24% interest in this project.

  •
  Three projects in China located in Hangzhou, Suzhou, and Zhengzhou. The centers range in size from 310,000 to 750,000 square feet, will be anchored by Wal-Mart, and are scheduled to open in 2009. Simon owns a 32.5% interest in each of these projects.

Page four

2008 Guidance

        The Company currently estimates that diluted FFO will be within a range of $6.40 to $6.45 per share for the year ending December 31, 2008, and diluted net income will be within a range of $2.03 to $2.08 per share.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2008	Low End	High End
Estimated diluted net income available to common stockholders per share	$2.03	$2.08
Depreciation and amortization including our share of joint ventures	4.50	4.50
Impact of additional dilutive securities	(0.13)	(0.13)

Estimated diluted FFO per share	$6.40	$6.45

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investor Relations tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Standard Time (New York time) today, November 3, 2008. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com shortly after completion of the call.

Supplemental Materials

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investor Relations section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

Page five

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, the ability to hedge interest rate risk, risks associated with the acquisition, development and expansion of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Funds from Operations ("FFO")

        The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP").

About Simon

        Simon Property Group, Inc. is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. It currently owns or has an interest in 385 properties comprising 262 million square feet of gross leasable area in North America, Europe and Asia. The Company is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG. For further information, visit the Company's website at www.simon.com.

 SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUE:
Minimum rent	$567,938	$536,377	$1,684,819	$1,569,328
Overage rent	26,295	27,049	60,782	63,575
Tenant reimbursements	266,616	262,183	776,667	730,780
Management fees and other revenues	33,350	34,952	101,249	73,369
Other income	41,395	46,584	130,322	178,166

Total revenue	935,594	907,145	2,753,839	2,615,218
EXPENSES:
Property operating	127,515	121,698	352,187	343,047
Depreciation and amortization	235,915	224,662	700,575	670,544
Real estate taxes	84,101	77,939	254,071	236,184
Repairs and maintenance	20,392	26,322	75,258	84,073
Advertising and promotion	22,942	22,192	64,054	61,486
Provision for credit losses	4,004	3,134	17,367	5,100
Home and regional office costs	34,322	32,976	108,766	95,945
General and administrative	5,035	4,887	15,432	14,905
Other	17,673	14,636	51,070	42,718

Total operating expenses	551,899	528,446	1,638,780	1,554,002

OPERATING INCOME	383,695	378,699	1,115,059	1,061,216
Interest expense	(239,955)	(238,155)	(702,207)	(704,287)
Loss on extinguishment of debt	—	—	(20,330)	—
Minority interest in income of consolidated entities	(3,101)	(3,052)	(8,445)	(9,098)
Income tax expense of taxable REIT subsidiaries	(972)	(648)	(1,576)	(1,405)
Income from unconsolidated entities	17,312	8,491	13,060	37,723
Gain on sale of assets and interests in unconsolidated entities	—	91,135	—	91,635
Limited partners' interest in the Operating Partnership	(28,620)	(44,743)	(70,869)	(86,069)
Preferred distributions of the Operating Partnership	(4,266)	(5,382)	(13,398)	(16,218)

Income from continuing operations	124,093	186,345	311,294	373,497
Discontinued operations, net of Limited Partners' interest	—	(26)	—	(171)
Loss on disposal or sale of discontinued operations, net of Limited Partners' interest	—	(7,092)	—	(7,092)

NET INCOME	124,093	179,227	311,294	366,234
Preferred dividends	(11,284)	(14,290)	(33,980)	(42,999)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$112,809	$164,937	$277,314	$323,235

 SIMON
Per Share Data
Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Basic Earnings Per Common Share:
Income from continuing operations	$0.50	$0.77	$1.23	$1.48
Discontinued operations	—	(0.03)	—	(0.03)

Net income available to common stockholders	$0.50	$0.74	$1.23	$1.45

Percentage Change	-32.4%		-15.2%
Diluted Earnings Per Common Share:
Income from continuing operations	$0.50	$0.77	$1.23	$1.48
Discontinued operations	—	(0.03)	—	(0.03)

Net income available to common stockholders	$0.50	$0.74	$1.23	$1.45

Percentage Change	-32.4%		-15.2%

 SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	September 30, 2008	December 31, 2007
ASSETS:
Investment properties, at cost	$24,992,727	$24,415,025
Less—accumulated depreciation	5,933,544	5,312,095

	19,059,183	19,102,930
Cash and cash equivalents	646,116	501,982
Tenant receivables and accrued revenue, net	368,727	447,224
Investment in unconsolidated entities, at equity	1,696,726	1,886,891
Deferred costs and other assets	1,462,823	1,118,635
Note receivable from related party	530,700	548,000

Total assets	$23,764,275	$23,605,662

LIABILITIES:
Mortgages and other indebtedness	$17,879,266	$17,218,674
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,151,176	1,251,044
Cash distributions and losses in partnerships and joint ventures, at equity	358,607	352,798
Other liabilities, minority interest and accrued dividends	182,231	180,644

Total liabilities	19,571,280	19,003,160

COMMITMENTS AND CONTINGENCIES
LIMITED PARTNERS' INTEREST IN THE OPERATING PARTNERSHIP	644,384	731,406
LIMITED PARTNERS' PREFERRED INTEREST IN THE OPERATING PARTNERSHIP	235,520	307,713
STOCKHOLDERS' EQUITY
CAPITAL STOCK OF SIMON PROPERTY GROUP, INC. (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock):
All series of preferred stock, 100,000,000 shares authorized, 14,752,522 and 14,801,884 issued and outstanding, respectively, and with liquidation values of $737,626 and $740,094, respectively	743,893	746,608
Common stock, $.0001 par value, 400,000,000 shares authorized, 230,181,401 and 227,719,614 issued and outstanding, respectively	24	23
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—
Class C common stock, $.0001 par value, 0 and 4,000 shares authorized, issued and outstanding	—	—
Capital in excess of par value	5,130,176	5,067,718
Accumulated deficit	(2,384,363)	(2,055,447)
Accumulated other comprehensive income	9,571	18,087
Common stock held in treasury at cost, 4,379,396 and 4,697,332 shares, respectively	(186,210)	(213,606)

Total stockholders' equity	3,313,091	3,563,383

Total liabilities and stockholders' equity	$23,764,275	$23,605,662

 SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Minimum rent	$486,586	$466,933	$1,435,067	$1,184,208
Overage rent	26,910	26,448	72,439	64,090
Tenant reimbursements	257,259	220,621	730,597	572,820
Other income	61,862	47,841	145,380	136,707

Total revenue	832,617	761,843	2,383,483	1,957,825
Operating Expenses:
Property operating	177,761	165,419	494,498	407,021
Depreciation and amortization	192,787	160,403	572,256	400,234
Real estate taxes	63,254	60,073	195,627	160,989
Repairs and maintenance	28,582	24,672	89,085	77,691
Advertising and promotion	16,119	14,997	45,241	38,037
Provision for credit losses	6,244	7,416	14,072	14,139
Other	37,640	35,494	123,245	103,853

Total operating expenses	522,387	468,474	1,534,024	1,201,964

Operating Income	310,230	293,369	849,459	755,861
Interest expense	(243,569)	(248,588)	(727,279)	(594,093)
Loss from unconsolidated entities	346	545	(3,783)	458
Gain on sale of assets	—	—	—	(4,759)

Income from Continuing Operations	67,007	45,326	118,397	157,467
Income (loss) from consolidated joint venture interests(A)	—	(28)	—	2,562
Income from discontinued joint venture interests(B)	—	—	47	176
Gain on disposal or sale of discontinued operations, net	—	198,135	—	198,154

Net Income	$67,007	$243,433	$118,444	$358,359

Third-Party Investors' Share of Net Income	$37,846	$133,705	$71,403	$194,377

Our Share of Net Income	29,161	109,728	47,041	163,982
Amortization of Excess Investment	(11,849)	(11,014)	(33,981)	(36,036)
Our Share of Net Gain Related to Properties Sold	—	(90,223)	—	(90,223)

Income from Unconsolidated Entities, Net	$17,312	$8,491	$13,060	$37,723

 SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	September 30, 2008	December 31, 2007
Assets:
Investment properties, at cost	$21,148,378	$21,009,416
Less—accumulated depreciation	3,688,239	3,217,446

	17,460,139	17,791,970
Cash and cash equivalents	835,782	747,575
Tenant receivables and accrued revenue, net	374,124	435,093
Investment in unconsolidated entities, at equity	222,528	258,633
Deferred costs and other assets	691,831	713,180

Total assets	$19,584,404	$19,946,451

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$16,639,190	$16,507,076
Accounts payable, accrued expenses, intangibles and deferred revenue	1,080,855	972,699
Other liabilities	770,023	825,279

Total liabilities	18,490,068	18,305,054
Preferred units	67,450	67,450
Partners' equity	1,026,886	1,573,947

Total liabilities and partners' equity	$19,584,404	$19,946,451

Our Share of:
Total assets	$8,041,762	$8,040,987

Partners' equity	$612,410	$776,857
Add: Excess Investment(C)	725,709	757,236

Our net Investment in Joint Ventures	1,338,119	1,534,093

Mortgages and other indebtedness	$6,617,474	$6,568,403

 SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
Consolidation occurs when the Company acquires an additional ownership interest in a joint venture and, as a result, gains control of the joint venture. These interests have been separated from operational interests to present comparative results of operations.

(B)
Discontinued joint venture interests represent assets and partnership interests that have been sold.

(C)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

 SIMON
Reconciliation of Net Income to FFO(1)
Unaudited
(In thousands, except as noted)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Net Income(2)(3)(4)(5)	$124,093	$179,227	$311,294	$366,234
Adjustments to Net Income to Arrive at FFO:
Limited partners' interest in the Operating Partnership and preferred distributions of the Operating Partnership	32,886	50,125	84,267	102,287
Limited partners' interest in discontinued operations	—	(6)	—	(44)
Depreciation and amortization from consolidated properties and discontinued operations	232,524	220,984	690,029	660,325
Simon's share of depreciation and amortization from unconsolidated entities	91,924	74,397	280,039	205,697
Gain on sales of assets and interests in unconsolidated entities, net of limited partners' interest	—	(84,043)	—	(84,543)
Minority interest portion of depreciation and amortization	(1,980)	(2,302)	(6,447)	(6,595)
Preferred distributions and dividends	(15,550)	(19,672)	(47,378)	(59,217)

FFO of the Operating Partnership	$463,897	$418,710	$1,311,804	$1,184,144

Per Share Reconciliation:
Diluted net income available to common stockholders per share	$0.50	$0.74	$1.23	$1.45
Adjustments to net income to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of minority interest portion of depreciation and amortization	1.14	1.04	3.42	3.05
Gain on sales of assets and interests in unconsolidated entities, net of limited partners' interest	—	(0.29)	—	(0.29)
Impact of additional dilutive securities for FFO per share	(0.03)	(0.03)	(0.09)	(0.07)

Diluted FFO per share	$1.61	$1.46	$4.56	$4.14

Details for per share calculations:
FFO of the Operating Partnership	$463,897	$418,710	$1,311,804	$1,184,144
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	11,722	12,843	35,837	38,731

Diluted FFO of the Operating Partnership	475,619	431,553	1,347,641	1,222,875
Diluted FFO allocable to unitholders	(91,791)	(84,635)	(261,819)	(240,259)

Diluted FFO allocable to common stockholders	$383,828	$346,918	$1,085,822	$982,616

Basic weighted average shares outstanding	225,356	223,103	224,601	222,993
Adjustments for dilution calculation:
Effect of stock options	569	746	593	814
Impact of Series C preferred unit conversion	75	89	76	136
Impact of Series I preferred unit conversion	1,302	2,414	1,624	2,510
Impact of Series I preferred stock conversion	11,161	11,081	11,147	11,052

Diluted weighted average shares outstanding	238,463	237,433	238,041	237,505
Weighted average limited partnership units outstanding	57,028	57,925	57,398	58,073

Diluted weighted average shares and units outstanding	295,491	295,358	295,439	295,578

Basic FFO per share	$1.64	$1.49	$4.65	$4.21
Percent Increase	10.1%		10.5%
Diluted FFO per share	$1.61	$1.46	$4.56	$4.14
Percent Increase	10.3%		10.1%

 SIMON
Footnotes to Reconciliation of Net Income to FFO
Unaudited

Notes:

(1)
The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP and believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio. The Company's computation of FFO may not be comparable to FFO reported by other REITs.

The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale of previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains upon the sale of land and other non-retail real estate investments of $11.0 million (including $9.4 million as a result of the disposition of an investment in a 50% owned multi-family residential facility adjacent to one of our retail operating properties) and $0.5 million for the three months ended September 30, 2008 and 2007, respectively and $18.6 million and $11.8 million for the nine months ended September 30, 2008 and 2007, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $9.5 million and $8.3 million for the three months ended September 30, 2008 and 2007, respectively and $31.0 million and $19.0 million for the nine months ended September 30, 2008 and 2007, respectively.

(4)
Includes the Company's share of the fair market value of leases from acquisitions of $9.1 million and $15.1 million for the three months ended September 30, 2008 and 2007, respectively and $36.5 million and $41.3 million for the nine months ended September 30, 2008 and 2007, respectively.

(5)
Includes the Company's share of debt premium amortization of $4.5 million and $4.1 million for the three months ended September 30, 2008 and 2007, respectively and $14.7 million and $26.1 million for the nine months ended September 30, 2008 and 2007, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units.

QuickLinks

  Exhibit 99.2
SIMON Consolidated Statements of Operations Unaudited (In thousands)
SIMON Per Share Data Unaudited
SIMON Consolidated Balance Sheets Unaudited (In thousands, except as noted)
SIMON Joint Venture Statements of Operations Unaudited (In thousands)
SIMON Joint Venture Balance Sheets Unaudited (In thousands)
SIMON Footnotes to Financial Statements Unaudited
SIMON Reconciliation of Net Income to FFO(1) Unaudited (In thousands, except as noted)
SIMON Footnotes to Reconciliation of Net Income to FFO Unaudited